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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
infoUSA Inc.:

We consent to incorporation by reference in the registration statement (No. 333-37865 and 333-82933, No. 33-91194, No. 333-77417, No. 333-43391, and No.
33-59256) on Form S-8 of infoUSA Inc. of our reports dated May 31, 2002, relating to the financial statements and supplemental schedule of infoUSA Inc. 401(k) Plan, which report appears in the December 31, 2001 annual report on Form 11-K of infoUSA Inc.


                                               /s/ KPMG LLP
                                               ------------
                                                   KPMG LLP



Omaha, Nebraska
June 28, 2002